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October 16, 2026

Q&A: UPDATE ON PROPOSED CHANGE

TO FIDELITY® VIP TARGET DATE FUNDS

Key Open Dates (subject to change):

•	VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds, Effective Date of Changes: November 1, 2026

•	Next Shareholder Meeting Date: 11/18/2026 (for remaining VIP Freedom Funds)

•	VIP Freedom Funds, Effective Date of Changes: on or around December 1, 2026 (if approved)

Q1:	I understand that Fidelity is proposing changes to the VIP Freedom Funds, VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds (collectively, the “VIP Target Date Funds”). What can you tell me?

A:	Yes, that is correct. In May 2026, the Board of Trustees approved amended and restated management contracts between the VIP Target Date Funds and FMR, subject to shareholder approval. Fidelity engaged Broadridge Financial Solutions to support the proxy voting process.

The first shareholder meeting, allowing the shareholders of each target-date product line to vote on the proposal, took place on October 14, 2026.

Q2:	I understand that some funds passed the proposal at the meeting, while others adjourned. Is that correct?

A:	Yes. All VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds officially passed the proposal on October 14. For those funds, updated prospectuses reflecting the approved changes are expected to be available on November 1, 2026.

However, several vintages within the VIP Freedom Funds line – specifically, the VIP Freedom Retirement, VIP Freedom 2035, VIP Freedom 2040, VIP Freedom 2065 and VIP Freedom 2070 vintages – did not reach quorum and will adjourn until the next shareholder meeting, to be held on November 18, 2026.

Although the other vintages within the VIP Freedom Funds product line did pass, there will be no changes to those vintages unless the remaining vintages reach quorum and pass at a later shareholder meeting. If quorum is reached and the remaining funds pass in November, the changes will go into effect and updated prospectuses will print on or around December 1, 2026.

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Q3:	Will the pricing change for the VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds?

A:	Yes, for the VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds, the total expense ratios for the funds will be lower than the fees shown in the current prospectuses.

Q4:	Will there be any changes to the glide paths or strategic asset allocations for the VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds?

A:	Yes, for the VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds, the glide paths and strategic asset allocations will be changed to align with those of other target-date products managed by FMR.

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The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement containing important information about fees, expenses and risk considerations, please call 1-877-208-0098. The statement will also be available for free on the Securities and Exchange Commission’s website (www.sec.gov).

Before investing, consider the portfolio's investment objectives, risks, charges, and expenses. Contact your investment professional or Fidelity, or visit i.fidelity.com for a prospectus or, if available, a summary prospectus. Read it carefully.

Past performance is no guarantee of future results.

VIP refers to Variable Insurance Products.

The investment risk of each Fidelity VIP Investor Freedom Portfolio changes over time as the fund’s asset allocation changes. The portfolios are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, commodity-linked, and foreign securities. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. No target date fund is considered a complete retirement program and there is no guarantee any single fund will provide sufficient retirement income at or through retirement.

Fidelity VIP Investor Freedom Portfolios are designed for investors who anticipate retiring in or within a few years indicated in each portfolio's name. Except for Fidelity VIP Investor Freedom Income, each portfolio's asset allocation strategy becomes increasingly conservative as it approaches the target date and beyond. Ultimately, the portfolios are expected to merge with Fidelity VIP Investor Freedom Income. As with all funds available in Fidelity Personal Retirement Annuity, principal invested is not guaranteed at any time, including at or after the portfolio's target date.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain

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third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks.

In general, the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation risk, liquidity risk, call risk and credit and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so avoiding losses caused by price volatility by holding them until maturity is not possible. Increases in real interest rates can cause the price of inflation-protected debt securities to decrease. Interest payments on inflation-protected debt securities can be unpredictable.

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Subject: Important Update: Proposed Changes to Fidelity® VIP Target Date Funds

[Name],

I’m reaching out to provide an important update on the proposed changes regarding the VIP Target Date Funds previously shared with you.

At the October 14, 2026 shareholder meeting, certain vintages of the Fidelity® VIP Freedom Funds did not receive sufficient shareholder votes to hold the meeting, and those meetings were adjourned. A subsequent shareholder meeting has been scheduled for those vintages. For other VIP Freedom Fund vintages where sufficient votes were received, the meetings were held and no further shareholder solicitation is required. However, no proposed expense structure changes will be implemented for any VIP Freedom Fund vintages at this time.

Separately, shareholders approved the proposed changes for all vintages of the Fidelity® VIP Investor Freedom Funds and Fidelity® VIP Freedom Lifetime Income Funds. As a result, the proposed expense structure changes for these two product lines will be implemented on November 1, 2026.

Below are key dates and important information.

Key Dates:

•	November 1, 2026: Effective date of the approved changes to the Fidelity® VIP Investor Freedom Funds and Fidelity® VIP Freedom Lifetime Income Funds, with the updated prospectus reprint on or around this date.

•	November 18, 2026: Subsequent shareholder meeting for the remaining Fidelity® VIP Freedom Fund vintages.

Important Note: Fidelity has engaged Broadridge Financial Solutions to support the proxy voting process. Shareholders may continue to receive communications by email, mail, or telephone regarding proxy voting. If you receive any inquiries, please reassure shareholders that this outreach is legitimate and related to the proxy voting process.

Please reference this Q&A for more information and contact me with any questions.

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For investment professional use only. Not authorized for distribution to the public as sales material in any form.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

In general the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer -term securities.) Fixed income securities also carry inflation risk and credit and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so avoiding losses caused by price volatility by holding them until maturity is not possible. Foreign securities are subject to currency-exchange-rate, economic, and political risks, all of which are magnified in emerging markets. Lower-quality debt securities involve greater risk of default or price changes due to potential changes in the credit quality of the issuer. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. Although a forward foreign currency exchange contract is used to reduce or hedge a fund’s exposure to changes in the value of the currency, suitable hedging transactions may not be available in all circumstances, may not be successful, and may eliminate any chance for the fund to benefit from favorable fluctuations in relevant foreign currencies.

The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement containing important information about fees, expenses and risk considerations, please call 1-877-208-0098. The statement will also be available for free on the Securities and Exchange Commission’s website (www.sec.gov).

Past performance is no guarantee of future results.

VIP refers to Fidelity® Variable Insurance Products.

Investment performance of the Fidelity VIP Freedom Fund products depends on the performance of the underlying investment options and on the proportion of the assets invested in each underlying investment option. The investment risk of each Fidelity VIP Freedom Fund changes over time as its asset allocation changes. These risks are subject to the asset allocation decisions of the Investment Adviser. Pursuant to the Adviser's ability to use an active asset allocation strategy, investors may be subject to a different risk profile compared to the fund's neutral asset allocation strategy shown in its glide path. The funds are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, commodity-linked and foreign securities. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. No target date fund is considered a complete retirement program and there is no guarantee any single fund will provide sufficient retirement income at or through retirement. Principal invested is not guaranteed at any time, including at or after the funds’ target dates.

Before investing, consider the portfolio’s investment objectives, risks, charges, and expenses. Contact your investment professional or Fidelity, or visit i.fidelity.com for a prospectus or, if available, a summary prospectus. Read it carefully.

Broadridge Financial Solutions is an independent entity and is not affiliated with Fidelity Investments.

If you would not like to receive this type of email, please go to: https://institutional.fidelity.com/optout.

Fidelity Investments® & Pyramid Design is a registered service mark of FMR, LLC.

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